Exhibit 99.4

CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

Granite Holdings II B.V. and Subsidiaries

As of September 30, 2022 and December 31, 2021

For the three months and nine months ended September 30, 2022 and October 1, 2021

(Unaudited)

GRANITE HOLDINGS II B.V.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

In thousands of US Dollars ($)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Net sales
Products	$384,021	$344,090	$1,142,596	$970,534
Services	49,934	48,498	152,723	136,979
Total net sales	433,955	392,588	1,295,319	1,107,513
Cost of sales
Products	261,827	236,921	784,576	663,792
Services	35,981	31,749	105,913	94,100
Total cost of sales	297,808	268,670	890,489	757,892

Gross profit	136,147	123,918	404,830	349,621
Selling, general and administrative expense	92,657	81,625	285,088	232,670
Acquisition-related costs	412	172	3,308	6,213
Restructuring and other related charges	952	1,909	3,303	4,628

Operating income	42,126	40,212	113,131	106,110
Gain on derivative contracts	(40,457)	(4,187)	(82,298)	(14,847)
Interest expense, net	40,794	21,592	102,530	70,063

Income before income taxes	41,789	22,807	92,899	50,894
Provision for income taxes	17,237	11,101	39,108	26,948

Net income	24,552	11,706	53,791	23,946
Less: income attributable to non-controlling interest, net of taxes	2,765	2,793	7,887	6,728

Net income attributable to Granite Holdings II B.V.	$21,787	$8,913	$45,904	$17,218

See Notes to Condensed Consolidated Financial Statements

GRANITE HOLDINGS II B.V.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE (LOSS) INCOME

In thousands of US Dollars ($)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Net income	$24,552	$11,706	$53,791	$23,946
Other comprehensive loss:
Foreign currency translation	(32,723)	(7,114)	(62,036)	(11,860)
Changes in unrecognized pension cost, net of tax of $0, $0, $0, $0	33	—	104	—
Amounts reclassified from accumulated other comprehensive (loss) income:
Derecognition of cash flow hedges	—	(102)	—	576

Other comprehensive loss	(32,690)	(7,216)	(61,932)	(11,284)

Comprehensive (loss) income	(8,138)	4,490	(8,141)	12,662
Less: comprehensive income attributable to non-controlling interest	707	3,088	3,988	7,235

Comprehensive (loss) income attributable to Granite Holdings II B.V.	$(8,845)	$1,402	$(12,129)	$5,427

See Notes to Condensed Consolidated Financial Statements

GRANITE HOLDINGS II B.V.

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands of US Dollars ($)

(Unaudited)

	September 30, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$114,631	$144,268
Trade receivables, less allowance for doubtful accounts of $20,158 and $24,811	623,445	608,318
Inventories, net	238,274	235,495
Prepaid expenses	49,045	49,675
Other current assets	74,462	73,042

Total current assets	1,099,857	1,110,798
Property, plant and equipment, net	224,399	253,466
Goodwill	779,049	784,031
Intangible assets, net	700,593	735,538
Deferred income taxes	184	1,497
Lease asset - right of use	63,119	79,452
Non-current derivative asset	43,708	—
Other non-current assets	45,684	48,167

Total assets	$2,956,593	$3,012,949

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Accounts payable	$358,741	$372,930
Customer advances and billings in excess of costs incurred	274,872	243,624
Current portion of long-term debt	13,088	13,357
Accrued liabilities	225,620	216,072

Total current liabilities	872,321	845,983
Deferred tax liabilities	113,529	118,123
Long-term debt, less current portion	1,439,066	1,438,533
Non-current derivative liability	—	37,976
Non-current lease liability	51,507	65,467
Other non-current liabilities	27,851	31,576

Total liabilities	2,504,274	2,537,658
Equity:
Additional paid-in capital	554,120	552,678
Accumulated deficit	(90,533)	(136,880)
Accumulated other comprehensive (loss) income	(42,658)	15,375

Total Granite Holdings II B.V. equity	420,929	431,173
Non-controlling interest	31,390	44,118

Total equity	452,319	475,291

Total liabilities and equity	$2,956,593	$3,012,949

See Notes to Condensed Consolidated Financial Statements

GRANITE HOLDINGS II B.V.

CONDENSED CONSOLIDATED STATEMENTS OF EQUITY

In thousands of US Dollars ($)

(Unaudited)

	Accumulated Deficit	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Non-controlling Interest	Total
Balance at December 31, 2021	$(136,880)	$552,678	$15,375	$44,118	$475,291
Net income	3,746	—	—	2,445	6,191
Distributions from joint ventures	443	—	—	—	443
Share based compensation	—	418	—	—	418
Other comprehensive income, net of tax of $0	—	—	3,719	195	3,914

Balance at April 1, 2022	$(132,691)	$553,096	$19,094	$46,758	$486,257
Net income	20,371	—	—	2,677	23,048
Share based compensation	—	605	—	—	605
Other comprehensive loss, net of tax of $0	—	—	(31,120)	(2,036)	(33,156)

Balance at July 1, 2022	$(112,320)	$553,701	$(12,026)	$47,399	$476,754
Net income	21,787	—	—	2,765	24,552
Distributions to non-controlling owners	—	—	—	(16,716)	(16,716)
Share based compensation	—	419	—	—	419
Other comprehensive loss, net of tax of $0	—	—	(30,632)	(2,058)	(32,690)

Balance at September 30, 2022	$(90,533)	$554,120	$(42,658)	$31,390	$452,319

	Accumulated Deficit	Additional Paid-In Capital	Accumulated Other Comprehensive Income	Non-controlling Interest	Total
Balance at December 31, 2020	$(162,353)	$551,111	$33,708	$35,415	$457,881
Net income	27,536	—	—	2,131	29,667
Share based compensation	—	483	—	—	483
Other comprehensive loss, net of tax of $0	—	—	(8,666)	(186)	(8,852)

Balance as at April 2, 2021	$(134,817)	$551,594	$25,042	$37,360	$479,179
Net (loss) income	(19,231)	—	—	1,804	(17,427)
Distributions to non-controlling interests	—	—	—	(980)	(980)
Share based compensation	—	483	—	—	483
Other comprehensive income, net of tax of $0	—	—	4,386	398	4,784

Balance as at July 2, 2021	$(154,048)	$552,077	$29,428	$38,582	$466,039
Net income	8,913	—	—	2,793	11,706
Share based compensation	—	483	—	—	483
Other comprehensive (loss) income, net of tax of $0	—	—	(7,511)	295	(7,216)

Balance at October 1, 2021	$(145,135)	$552,560	$21,917	$41,670	$471,012

See Notes to Condensed Consolidated Financial Statements

GRANITE HOLDINGS II B.V.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In thousands of US Dollars ($)

(Unaudited)

	Nine months ended
	September 30, 2022	October 1, 2021
Cash flows from operating activities:
Net income	$53,791	$23,946
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,304	58,023
Unrealized gain on derivatives	(82,298)	(21,408)
Amortization of capitalized debt issuance costs	8,502	7,776
Deferred income tax	(4,213)	(40,187)
Loss on sale of property, plant and equipment	(129)	(1,982)
Changes in operating assets and liabilities:
Trade receivables, net	(83,188)	(11,166)
Inventories, net	(21,699)	(40,913)
Accounts payable	19,616	24,051
Customer advances and billings in excess of costs incurred	60,947	67,048
Other receivables	(9,842)	(50,872)
Changes in other operating assets and liabilities	38,694	21,691

Net cash provided by operating activities	33,485	36,007

Cash flows from investing activities:
Purchases of property, plant and equipment	(17,574)	(19,561)
Proceeds from sale of property, plant and equipment	580	2,826
Acquisitions, net of cash received	(2,626)	(59,616)

Net cash used in investing activities	(19,620)	(76,351)

Cash flows from financing activities:
Proceeds from short term borrowing	259	92
Repayment of short term borrowings	(725)	(5,892)
Proceeds from long term borrowing	150,000	203,945
Repayment of long term borrowings	(157,464)	(119,077)
Distributions to non-controlling interests	(16,716)	(3,759)
Net cash (used in) provided by financing activities	(24,646)	75,309

Effect of foreign exchange rates on cash and cash equivalents	(18,856)	(564)
(Decrease) increase in cash and cash equivalents	(29,637)	34,401
Cash and cash equivalents, beginning of period	144,268	104,503

Cash and cash equivalents, end of period	$114,631	$138,904

See Notes to Condensed Consolidated Financial Statements

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

1. Organization and Nature of Operations

Granite Holdings II B.V. (“GHBV” or the “Company”) is a leading diversified industrial organization which designs, engineers, manufactures, installs and services air and gas handling equipment, including compressors, fans, heat exchangers and steam turbines, for the energy & renewables, industrial, infrastructure, mine safety and power end-markets. Our products are typically custom designed, highly engineered, mission critical components, equipment and software, for use in harsh environment applications such as metal processing plants, wastewater treatment facilities, refineries, power plants and hard rock mines. The Company’s products are marketed to customers under the Howden brand name.

GHBV was formed to effect the acquisition of the Air and Gas Handling Business (‘‘Howden’’) of Colfax Corporation (the ‘‘Granite Acquisition’’). The Granite Acquisition closed on September 30, 2019, the acquisition date. GHBV is owned and controlled by KPS Capital Partners (‘‘KPS’’), a private equity firm.

2. Basis of Presentation

The accompanying interim unaudited condensed consolidated financial statements of Granite Holdings II B.V. and its subsidiaries (the “Company”) were prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). These should be read in conjunction with the audited consolidated financial statements and related notes for the year ended December 31, 2021. The unaudited condensed consolidated financial statements for interim periods do not include all disclosures required by GAAP for annual financial statements and are not necessarily indicative of results for the full year or any subsequent period. Adjustments (consisting of normal recurring accruals) considered necessary for a fair statement of the unaudited condensed consolidated financial position, results of operations and cash flows at the dates and for the periods presented have been included. All intercompany transactions and balances have been eliminated in consolidation.

The Company has a calendar year-end; however, its fiscal quarters follow a 13-week convention, with each quarter ending on a Friday. The third quarters for 2022 and 2021 ended on September 30, 2022, and October 1, 2021, respectively.

3. Recently Issued Accounting Pronouncements

New Accounting Guidance Implemented

Standards Pending Adoption	Description	Effective/Adoption Date
ASU 2021-10, Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance	The ASU issues guidance on the required annual disclosures for transactions from a government, which is accounted for by analogizing to a grant or contribution model. For the Company these disclosures will initially be required for the Company’s financial statements for the year ended December 31, 2022. The Company is in the process of assessing the impact of this ASU on annual disclosures.	Year ended December 31, 2022

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

4. Acquisitions

Balcke-Dürr Rothemühle GmbH

On January 29, 2021, the Company acquired 100% ownership of Balcke-Dürr Rothemühle GmbH (Rothemühle), a leading global provider of air preheaters, gas-gas-heaters and related heat recovery equipment, for a net purchase price of $10.0 million cash (total consideration of $13.8 million, net of $3.8 million acquired cash). The acquisition expands the Company’s capabilities in delivering environmental and energy technology solutions.

The acquisition of Rothemühle was accounted for as a business combination. We have assessed the identification and measurement of the assets acquired and liabilities assumed based on their fair values as of the close of the acquisition. Total assets of $14.0 million were acquired, including $9.7 million of identifiable intangible assets. Total liabilities of $8.9 million were assumed, generating net assets assumed of $5.1 million and goodwill of $4.9 million. The goodwill recognized is not expected to be deductible for tax purposes. The purchase price allocation and all required purchase accounting adjustments were finalized in the first quarter of 2022.

Peter Brotherhood Limited

On March 11, 2021, the Company acquired 100% ownership of Peter Brotherhood Limited, a global leader in the design, manufacture, and service of steam turbines and turbine generator sets, for a net purchase price of $41.2 million (total consideration of $43.4 million, net of $2.2 million of acquired cash). The acquisition further expands Howden’s technologies and capabilities in delivering environmental and energy technology solutions to its customers. Specifically, this acquisition expands Howden’s steam turbine product range to include larger scale, multi-stage technology offerings. Steam turbines recover energy from waste heat, improve efficiency for customers and reduce customers’ carbon footprint, and this acquisition is aligned with our vision of advancing a more sustainable world.

The acquisition of Peter Brotherhood Limited was accounted for as a business combination. We have assessed the identification and measurement of the assets acquired and liabilities assumed based on their fair values as of the close of the acquisition. Total assets of $32.3 million were acquired, including $14.6 million of identifiable intangible assets and $10.8 million of Property, Plant and Equipment. Total liabilities of $20.1 million were assumed, generating net assets acquired of $12.2 million and resulting goodwill of $29.0 million. The goodwill is not expected to be deductible for tax purposes. The purchase price allocation and all required purchase accounting adjustments were finalized in the first quarter of 2022.

Maintenance Partners N.V.

On April 30, 2021, the Company acquired 100% ownership of Maintenance Partners NV, an independent provider of aftermarket services focused on the maintenance, repair and overhaul of industrial compressors, blowers, and steam turbines, for a net purchase price of $11.1 million and total consideration of $21.3 million, which included acquired debt of $10.2 million. Total purchase price also included initial cash consideration of $6.1 million, deferred consideration of $2.6 million and an earn-out provision of $2.4 million, both payable in the future subject to certain criteria within the purchase agreement being met. The acquisition further develops the Company’s ability to provide customers with a full range of aftermarket services close to their operations, and adds to the Company’s digital maintenance solutions.

The acquisition of Maintenance Partners NV was accounted for as a business combination. We have assessed the identification and measurement of the assets acquired and liabilities assumed based on their fair values as of the close of the acquisition. Total assets of $33.4 million have been recorded, including $11.9 million of trade receivables. Total liabilities of $22.1 million were recorded, resulting in net assets acquired of $11.3 million and $10.0 million of goodwill. The goodwill is not expected to be deductible for tax purposes. The purchase price allocation and all required purchase accounting adjustments were finalized in the second quarter of 2022.

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

The Spencer Turbine Company

On October 4, 2021, the Company acquired the business (including substantially all the assets and liabilities) of Spencer Turbine, an independent manufacturer of industrial blowers, vacuum systems and gas pressure boosters for a net purchase price of $32.7 million. The acquisition further expands Howden’s presence in growing markets, particularly wastewater, with a complementary product portfolio.

The acquisition of the Spencer Turbine Company was accounted for as a business combination. We are currently assessing the identification and measurement of the assets acquired and liabilities assumed based on their fair values as of the close of the acquisition. Preliminary, $35.6 million of total assets have been recorded, including $12.2 million of identifiable intangible asset. Total liabilities of $13.0 million were recorded, resulting in net assets acquired of $22.6 million and $10.1 million of goodwill. The goodwill is expected to be deductible for tax purposes.

An agreement for the acquisition of 100% of the shares of Spencer Turbine Beijing for $1.5 million was also signed on October 4, 2021, with completion delayed subject to regulatory approval, this approval was granted and the acquisition completed on January 31, 2022. This resulted in a net purchase price of $1.0 million (total consideration of $1.5 million, net of $0.5 million of acquired cash).

The final purchase price allocation which is expected to be completed in the fourth quarter of 2022, will be based on final appraisals and other analysis of fair values of acquired assets and liabilities. The Company does not expect that differences between the preliminary and final purchase price allocations will have a material impact on its results of operations or financial position.

Compressor Products International

On December 21, 2021, the Company completed the acquisition of 100% of the voting interest in Compressor Products International (CPI) from Enpro Industries. CPI are a leading provider of aftermarket components and services to the global reciprocating compressor market. They have a diverse, global blue-chip customer base, manufacturing precision-engineered customer aftermarket products.

The acquisition is well aligned with our focus of expanding Howden’s global aftermarket offerings and presence. By leveraging CPI’s strategically located service centers, we will expand our aftermarket services and coverage across North America and Europe to better serve our customers and offer expanded services for Howden and non-Howden compressors. CPI’s valves and aftermarket products are complementary and strategically important additions to our existing aftermarket compressor technology portfolio. It also reinforces Howden’s role in supporting the ongoing energy transition towards renewable sources of energy, using CPI’s reciprocating compressor technology to support customers through their energy transition.

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

The net cash consideration was approximately $191.7 million, (total purchase price of $195.2 million, net of $3.5 million of acquired cash) resulting in goodwill of approximately $67.1 million. The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed at the acquisition date.

December 21, 2021
Consideration	$195,188
Cash acquired	(3,536)

Net purchase price	$191,652

Assets acquired:
Trade receivables	$18,322
Net inventories	15,664
Property, plant and equipment	20,361
Right of use asset	12,153
Identifiable intangible assets	96,085
Other assets	12,058

Total assets acquired	174,643
Liabilities assumed:
Accruals	(5,827)
Operating lease liability	(12,153)
Deferred tax liability	(15,515)
Payables	(12,621)
Other liabilities	(3,945)

Total liabilities assumed	(50,061)

Net assets acquired	124,582

Goodwill	67,070

Fair value of total consideration transferred	$191,652

The preliminary purchase price allocation included $96.1 million of identifiable intangible assets, certain of which are definite-lived intangibles amortized over the estimated useful life in proportion to the economic benefits consumed. The determination of the useful lives is based upon various industry studies, historical acquisition experience, economic factors, and future cash flows of the combined company. In addition, the Company reviewed certain technological trends and also considered the relative stability and retention rates in the historical Howden customer base.

The following details the total intangible assets identified as of December 21, 2021:

	As of December 31, 2021	Weighted-Average Amortization Period (in years)
Customer lists	$70,625	20
Trade names	14,305	Indefinite
Backlog	1,485	1
Developed technology	9,670	10

Identifiable intangible assets	$96,085

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

The fair values of inventory were determined on the market and cost approaches, property, plant and equipment on primarily the cost approach, identifiable intangible assets on the income approach (customer relationships and backlog using the multi-period excess earnings method and trade names and developed technology using relief-from-royalty method). The Company utilized a third-party valuation firm to assist in the determination of fair value of customer relationships and trade name. The Company has determined that non-recurring fair value measurements related to certain assets acquired rely primarily on company-specific inputs and the Company’s assumptions about the use of the assets, as observable inputs, which are not available, and as such, reside within Level 3 as provided for under ASC 820.

The final purchase price allocation which is expected to be completed in the fourth quarter of 2022, will be based on final appraisals and other analysis of fair values of acquired assets and liabilities. The Company does not expect that differences between the preliminary and final purchase price allocation will have a material impact on its results of operations or financial position.

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

5. Revenue

The following tables disaggregate the Company’s revenue by vertical market, major product, geography. Revenue is shown as third party as management believes this to be the most appropriate representation of the Company’s activity:

	Three months ended September 30, 2022			Three months ended October 1, 2021
	GPG	Regional Sales	Total	GPG	Regional Sales	Total
Revenue by vertical markets:
Energy and renewables	$30,699	$55,071	$85,770	$25,959	$63,294	$89,253
Mining safety	—	38,728	38,728	—	34,170	34,170
Industrial solutions	18,474	167,466	185,940	13,497	149,245	162,742
Infrastructure solutions	5,473	29,948	35,421	4,084	32,852	36,936
Coal power	—	88,096	88,096	38	69,449	69,487

Total	$54,646	$379,309	$433,955	$43,578	$349,010	$392,588

Revenue by product:
Fans	$1,420	$146,368	$147,788	$359	$142,030	$142,389
Heaters	—	72,287	72,287	—	68,695	68,695
Compressors	41,173	90,698	131,871	32,410	67,709	100,119
Steam turbines	11,752	14,184	25,936	10,590	13,318	23,908
Other	301	55,772	56,073	219	57,258	57,477

Total	$54,646	$379,309	$433,955	$43,578	$349,010	$392,588

Revenue by geography:
Europe, Middle East, India, and North Africa	$32,291	$89,921	$122,212	$31,558	$85,785	$117,343
China	1,349	114,052	115,401	4,000	115,241	119,241
North America	1,465	98,352	99,817	569	65,082	65,651
Asia Pacific (excluding China)	15,436	34,806	50,242	5,632	42,437	48,069
Other	4,105	42,178	46,283	1,819	40,465	42,284

Total	$54,646	$379,309	$433,955	$43,578	$349,010	$392,588

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

	Nine months ended September 30, 2022			Nine months ended October 1, 2021
	GPG	Regional Sales	Total	GPG	Regional Sales	Total
Revenue by vertical markets:
Energy and renewables	$91,267	$168,358	$259,625	$71,469	$163,574	$235,043
Mining safety	—	115,245	115,245	—	91,167	91,167
Industrial solutions	53,055	477,286	530,341	46,337	409,102	455,439
Infrastructure solutions	15,513	98,723	114,236	9,138	76,164	85,302
Coal power	—	275,872	275,872	43	240,519	240,562

Total	$159,835	$1,135,484	$1,295,319	$126,987	$980,526	$1,107,513

Revenue by product:
Fans	$4,325	$455,495	$459,820	$2,950	$403,979	$406,929
Heaters	—	209,990	209,990	—	196,895	196,895
Compressors	119,949	267,584	387,533	94,139	195,074	289,213
Steam turbines	34,641	37,378	72,019	27,172	30,903	58,075
Other	920	165,037	165,957	2,726	153,675	156,401

Total	$159,835	$1,135,484	$1,295,319	$126,987	$980,526	$1,107,513

Revenue by geography:
Europe, Middle East, India, and North Africa	$102,411	$260,175	$362,586	$91,777	$221,488	$313,265
China	7,705	331,986	339,691	17,239	318,350	335,589
North America	3,673	297,657	301,330	2,186	210,714	212,900
Asia Pacific (excluding China)	37,173	117,140	154,313	11,719	119,557	131,276
Other	8,873	128,526	137,399	4,066	110,417	114,483

Total	$159,835	$1,135,484	$1,295,319	$126,987	$980,526	$1,107,513

Revenue recognized over time using an input method based on costs incurred relative to total estimated costs for the three and nine months ended September 30, 2022, was $224.8 million and $757.2 million, respectively. For the three and nine months ended October 1, 2021, revenue recognized over time using an input method based on costs incurred relative to total estimated costs was $263.5 million and $733.5 million, respectively.

In certain contracts, the Company is engaged to engineer and build highly-customized, large-scale products and systems where revenue is recognized over time, based on progress to date. As of September 30, 2022, the Company had $1.3 billion of remaining performance obligations, which is also referred to as total backlog. Of that total backlog, the Company expects to recognize approximately 34% as revenue in 2022 and an additional 66% thereafter.

In some circumstances for both over time and point in time contracts, customers are billed in advance of revenue recognition, resulting in contract liabilities. As of September 30, 2022, December 31, 2021 and December 31, 2020, total contract liabilities were $274.9 million, $243.6 million and $174.9 million, respectively. During the three and nine months ended September 30, 2022, revenue recognized that was included in the contract liability balance at the beginning of the year was $20.0 million and $164.5 million, respectively. Of this total 63% was related to long-term contracts which have met the criteria for over time recognition in the nine months ended September 30, 2022. During the three and nine months ended October 1, 2021, revenue recognized that was included in the contract liability balance at the beginning of the year was $5.8 million and $142.5 million, respectively. Of this total 81% was related to long-term contracts which have met the criteria for over time recognition in the nine months ended October 1, 2021.

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

Trade Receivables and Allowance for Credit Losses

Trade accounts receivable consist of amounts owed for products shipped to or services performed for customers. Reviews of customers’ creditworthiness are performed prior to order acceptance or order shipment. Trade accounts receivable are recorded net of an allowance for expected credit losses. The Company records an allowance for credit losses using an expected credit loss model. The Company estimates expected credit losses based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. When measuring expected credit losses, the Company pools assets with similar country risk and credit risk characteristics. Each period the allowance for credit losses is adjusted through earnings to reflect expected credit losses over the remaining lives of the assets.

A progression of activity in the allowance for credit losses is presented in the following table:

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Balance at beginning of the period	$21,824	$27,244	$24,811	$28,744
Change in provision	55	(836)	(65)	(2,090)
Write-offs, net of recoveries	(775)	(43)	(2,643)	(128)
Foreign currency translation and other	(946)	(531)	(1,945)	(692)

Balance at end of the period	$20,158	$25,834	$20,158	$25,834

The following table provides the major categories of trade receivables as of September 30, 2022 and December 31, 2021 presented in the Condensed Consolidated Balance Sheets.

	September 30, 2022	December 31, 2021
Accounts receivable, net	$429,837	$425,148
Contract assets	193,608	183,170

Total trade receivables	$623,445	$608,318

Contract assets represent the Company’s enforceable right to payment for performance completed to date for assets produced by the Company with no alternative use for which an invoice has not yet been issued. Contract assets are presented net of progress billings and related advances from customers.

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

6. Income Taxes

During the three months ended September 30, 2022, income before income taxes was $41.8 million, and the provision for income taxes was a charge of $17.2 million. The effective tax rate was 41.2% for the three months ended September 30, 2022. During the three months ended October 1, 2021, income before income taxes was $22.8 million, whilst the provision for income taxes was a charge of $11.1 million. The effective tax rate was 48.7% for the three months ended October 1, 2021.

During the nine months ended September 20, 2022, income before income taxes was $92.9 million and the provision for income taxes was a charge of $39.1 million. The effective tax rate was 42.1% for the nine months ended September 30, 2022. During the nine months ended October 1, 2021, income before income taxes was $50.9 million. Whilst the provision for income taxes was a charge of $26.9 million. The effective tax rate was 52.9% for the nine months ended October 1, 2021.

The effective tax rate for the period differs from the 2022 Dutch statutory rate of 25.8% due to both the jurisdictions in which the Group operates and discrete items in the period, the largest being the withholding tax incurred on the repatriation of earnings from China and associated movement in the temporary difference relating to the outside basis difference relating to the unremitted earnings. In line with previous periods, other tax adjustments remain, such as the impact of the unwind of deferred tax liabilities relating to central intangibles assets on the annualized effective tax rate, extensive interest deductibility restrictions, along with higher tax rates in countries where Howden has significant profitable activities.

The Company’s tax filings are subject to examination by U.S. federal, state and international tax authorities. The timing and outcome of the final resolutions of the ongoing income tax examinations are uncertain. It is not therefore reasonably possible to estimate the increase or decrease in uncertain tax positions within the next twelve months.

Tax examinations remain in process in the Czech Republic, Chile, Denmark, France, the Netherlands, India, Mexico and Spain, in addition to the state of Ohio in the United States. As at December 31, 2021, all tax examinations related to periods where the group was owned by Colfax Corporation for all or most of the period in question. On April 5, 2022 the separation of ESAB Corporation and Enovis Corporation (previously known as Colfax Corporation) was completed. As part of the separation, ESAB Corporation retained responsibility for income tax liabilities relating to Colfax Corporation’s period of ownership of Howden. Howden continues to work with ESAB Corporation to conclude these tax examinations.

The Company’s income tax filings are subject to audit by various taxing authorities. Periods for the Company open to examination in the jurisdictions in which the Company operates include tax years ended December 31, 2021, 2020, 2019, 2018, 2017, 2016, 2015, 2014, 2000 and 1999. The timing and outcome of the final resolutions of the ongoing income tax examinations are uncertain. In the normal course of business, the Company provides for uncertain tax positions and the related interest and adjusts its unrecognized tax benefits and accrued interest accordingly. As of September 30, 2022 and December 31, 2021, recorded unrecognized tax benefits were $7.8 million and $4.9 million, respectively, and are included in accrued liabilities on the condensed consolidated balance sheets. As of September 30, 2022, these unrecognized tax benefits relate to China, Denmark and the Netherlands.

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

7. Goodwill and Intangible Assets

Goodwill represents the excess of the consideration transferred over the net assets recognized and represents the estimated future economic benefits arising from other assets acquired. The following table summarizes the activity in Goodwill during the period ended September 30, 2022:

	GPG	Regional Sales	Total
Beginning balance as at December 31, 2021	$158,471	$625,560	$784,031
Goodwill attributable to acquisitions (1)	1,287	947	2,234
Impact of foreign currency translation	(4,988)	(2,228)	(7,216)

Balance as at September 30, 2022	$154,770	$624,279	$779,049

(1)	Includes purchase accounting adjustments associated with acquisitions per Note 4 “Acquisitions”

The following table summarizes the Company’s Intangible assets, excluding Goodwill:

	Useful Lives (in years)	September 30, 2022		December 31, 2021
		Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
Indefinite-Lived Intangible Assets
Trade names	Indefinite	$223,368	$—	$225,089	$—
Definite-Lived Intangible Assets
Acquired customer relationships	10-20	395,772	(51,171)	396,855	(35,492)
Acquired backlog	1-6	126,227	(124,725)	126,168	(123,081)
Acquired technology	10-16	127,573	(28,555)	128,377	(20,870)
Software	3-10	52,176	(20,072)	59,613	(21,121)

		$925,116	$(224,523)	$936,102	$(200,564)

Amortization expense related to intangible assets was included in the Condensed Consolidated Statements of Operation as follows:

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Selling, general and administrative	$10,047	$11,718	$30,450	$33,119

As of September 30, 2022 total amortization expense for intangible assets is expected to be $37.1 million, $34.7 million, $34.4 million, $34.0 million and $33.7 million for the years ending December 31, 2022, 2023, 2024, 2025 and 2026 respectively.

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

8. Property, Plant and Equipment, Net

	Depreciable Life (In years)	September 30, 2022	December 31, 2021
Land	N/A	$23,307	$25,436
Buildings and improvements	5-40	114,955	122,957
Machinery and equipment	3-15	173,986	171,775
Office equipment	3-10	18,556	16,823

		330,804	336,991
Accumulated depreciation		(106,405)	(83,525)

Property, plant and equipment, net		$224,399	$253,466

Depreciation expense for the three months and nine months ended September 30, 2022 was $7.4 million and $22.9 million respectively. The depreciation expense for the three months and nine months ended October 1, 2021 was $8.1 million and $24.9 million respectively.

9. Inventories, Net

Inventories, net consisted of the following:

	September 30, 2022	December 31, 2021
Raw materials	$82,828	$81,424
Work in progress	108,633	102,492
Finished goods	58,978	64,340

	250,439	248,256
Less: allowance for excess, slow-moving and obsolete inventory	(12,165)	(12,761)

Inventories, net	$238,274	$235,495

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

10. Components of Accumulated Other Comprehensive (Loss) Income

The following table presents the changes in the balances of each component of accumulated other comprehensive (loss) income including reclassifications out of accumulated other comprehensive (loss) income for the nine months to September 30, 2022 and October 1, 2021. All amounts are net of tax and non-controlling interest.

	Accumulated Other Comprehensive Loss (Income) Components
	Net Unrecognized Pension Benefit Cost	Foreign Currency Translation Adjustment	Total
Balance at December 31, 2021	$(1,817)	$17,192	$15,375
Other comprehensive loss:
Net actuarial gain	104	—	104
Foreign currency translation adjustment	—	(137,128)	(137,128)
Gain on long-term intra-entity foreign currency transactions	—	78,991	78,991
Other comprehensive loss	104	(58,137)	(58,033)

Balance at September 30, 2022	$(1,713)	$(40,945)	$(42,658)

	Accumulated Other Comprehensive Income Components
	Net Unrecognized Pension Benefit Cost	Foreign Currency Translation Adjustment	Unrealized Gain (Loss) On Hedging Activities	Total
Balance at December 31, 2020	$(1,667)	$36,050	$(675)	$33,708
Other comprehensive income (loss) before reclassifications:
Foreign currency translation adjustment	220	(18,844)	—	(18,624)
Loss on long-term intra-entity foreign currency transactions	—	6,158	—	6,158

Net current period other comprehensive income (loss) before reclassifications	220	(12,686)	—	(12,466)

Amounts reclassified from accumulated other comprehensive income	—	—	675	675

Balance at October 1, 2021	$(1,447)	$23,364	$—	$21,917

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

11. Leases

The Company leases certain office spaces, warehouses, facilities, vehicles and equipment. Leases with an initial term of twelve months or less are not recorded on the balance sheet. Most leases include renewal options, which can extend the lease term into the future. Certain of the Company’s leases include rental payments adjusted for inflation. The operating right-of-use (“ROU”) lease asset and lease liability are recorded on the Condensed Consolidated Balance Sheets, with the current lease liability being included within accrued liabilities. The finance lease right-of-use asset and liability are recorded on the Condensed Consolidated Balance Sheets included with property, plant and equipment, net, and other non-current liabilities, respectively.

The following tab presents the lease expenses within the Condensed Consolidated Statement of Operations for the three and nine month periods ended September 30, 2022 and October 1, 2021:

		Three Months Ended		Nine Months Ended
Lease Expense	Statement of Operations location	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Finance lease expense
Amortization of ROU assets	SG&A	$190	$200	$610	$445
Interest on lease liabilities	Interest expense	101	116	329	257
Operating lease expense	SG&A	3,923	3,735	13,459	10,585
Short-term lease expense	SG&A	605	753	1,326	1,593

Total		$4,819	$4,804	$15,724	$12,880

The variable lease expense for the three and nine month periods ending September 30, 2022 and October 1, 2021, respectively, is immaterial.

Supplemental cash flow information related to the Company’s leases for the three and nine month periods ended September 30, 2022 and October 1, 2021:

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Cash paid for amounts included in the measurement of lease liabilities
Finance - Financing cash flows	$110	$114	$362	$389
Finance - Operating cash flows	101	116	329	257
Operating - Operating cash flows	$3,816	$3,709	$13,037	$10,467

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

The following table presents the lease balances within the Condensed Consolidated Balance Sheets, weighted average remaining lease term and weighted average discount rates related to the Company’s operating leases:

	September 30, 2022	December 31, 2021
Assets:
Operating lease, net	$63,119	$79,452
Finance lease, net	6,014	7,465

Total lease assets	$69,133	$86,917

Liabilities:
Current:
Operating lease liabilities	$10,743	$13,653
Finance lease liabilities	470	495
Non-current:
Operating lease liabilities	51,507	65,467
Finance lease liabilities	5,857	6,970

Total lease liabilities	$68,577	$86,585

Weighted-average remaining lease terms (in years):
Operating leases	7.3	7.4
Finance leases	8.5	9.2
Weighted-average discount rate:
Operating leases	5.7%	5.7%
Finance leases	5.9%	5.9%

The following table presents the maturity of the Company’s lease liabilities as of September 30, 2022:

	September 30, 2022
	Finance	Operating
Future lease payments by year:
2022	$208	$3,613
2023	831	13,548
2024	831	12,229
2025	831	9,483
2026	831	7,598
Thereafter	4,816	29,113

Total	$8,348	$75,584
Less: present value discount	(2,021)	(13,334)

Present value of lease liabilities	$6,327	$62,250

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

12. Debt

Long-term debt consisted of the following:

	September 30, 2022	December 31, 2021
Term loans	$1,195,221	$1,204,272
Senior notes	300,000	300,000
Revolving credit facilities	2,000	—
Other	3,426	4,613

Total debt	1,500,647	1,508,885
Discount on debt and debt issuance costs	(48,493)	(56,995)

Net debt	1,452,154	1,451,890

Less: current portion of debt	(13,088)	(13,357)

Long-term debt	$1,439,066	$1,438,533

Term Loan

On September 30, 2019, the Company entered into a term loan credit agreement (the “Credit Agreement”) in conjunction with the Granite Acquisition, providing for a $900.0 million senior secured term loan facility (the “Term Loan Facility”). The Term Loan Facility matures on September 30, 2026 and carried an interest rate of USD LIBOR, or other applicable benchmark rate for other currencies (“LIBOR”), plus 5.25%. The USD LIBOR rates (excluding the margin applied) applicable to Term Loan borrowings for the three months ended September 30, 2022 and October 1, 2021 were 2.31% and 0.15%, respectively. The range of LIBOR rates (excluding the margin applied) applicable to Term Loan borrowings for the nine months ended September 30, 2022 and October 1, 2021, were 0.25% to 2.31%, and 0.15% to 0.25%, respectively.

On January 26, 2021, the Company refinanced the Term Loan Facility. The refinancing resulted in the applicable interest rate being reduced from LIBOR plus 5.25% to LIBOR plus 4.00% per annum.

On January 29, 2021, the Company amended the existing Credit Agreement to enable the Company to incur incremental term loans in an aggregate principal amount of $75.0 million, in line with the terms of the Existing Term Loan Facility.

On December 21, 2021, the Company amended the existing Credit Agreement to enable the Company to incur incremental Term Loans in an aggregate principal amount of $250.0 million, in line with the terms of the existing Term Loan. As a result, the aggregate principal amount of Term Loan Facility and the incremental term loans (the “Term Loans”) is $1,195.2 million as of September 30, 2022.

On September 30, 2019, the Company incurred $62.7 million of debt issuance costs in connection with the Term Loan Facility. In January 2021, the Company incurred a further $0.5 million of debt issuance costs in connection with the refinancing of the Term Loan Facility and $75.0 incremental term loan. In December 2021, the Company incurred a further $2.1 million of debt issuance costs in connection with the refinancing of the term loan. These fees are presented as a direct deduction from the carrying amount of the long-term debt on the Consolidated Balance Sheets. During the three and nine month period ended September 30, 2022, $2.3 million and $7.0 million of debt issuance cost was amortized to interest expense, respectively. During the three and nine month period ended October 1, 2021, $2.1 million and $6.3 million of debt issuance cost was amortized to interest expense, respectively.

Borrowings under the Term Loan Agreement are collateralized by all of the assets of the subsidiary guarantors in the Security Jurisdictions (USA, Germany, England and Wales, Canada, Scotland, Netherlands, Denmark, and Australia). In connection with the Term Loan Agreement, the Company is subject to various financial reporting, financial and other covenants, including maintaining specific liquidity measurements. In addition, there are negative covenants, including certain restrictions on the Company’s ability to:

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

incur additional indebtedness, create liens, transfer assets, pay dividends, consolidate or merge with other entities, undergo a change in control, or modify its organizational documents. As of September 30, 2022, the Company was in compliance with all financial covenants.

Senior Notes

On September 30, 2019, the Company issued senior unsecured notes with an aggregate principal amount of $300.0 million (the “Senior Notes”). The Senior Notes are due October 1, 2027 and carry an interest rate of 11%. Unsecured guarantees provided by guarantors in the Security Jurisdictions noted above.

Under the terms of the indenture governing the Senior Notes, Granite US and certain subsidiaries of the Company (the “Restricted Subsidiaries”) are subject to various financial reporting and other covenants. In addition, the indenture contains certain restrictions on Granite US and the Restricted Subsidiaries’ ability to: incur additional indebtedness, create liens, transfer assets, pay dividends, engage in certain transactions with affiliates, make certain investments and consolidate or merge with other entities.

On September 30, 2019, the Company incurred $6.8 million of debt issuance costs in connection with the senior unsecured notes. These fees are presented as a direct deduction from the carrying amount of the long-term debt on the Condensed Consolidated Balance Sheets. During the three and nine month period ended September 30, 2022 $0.2 million and $0.5 million of debt issuance cost was amortized to interest expense respectively. During the three and nine month period ended October 1, 2021, $0.2 million and $0.5 million of debt issuance cost was amortized to interest expense respectively.

Revolving Credit Facility

On September 30, 2019, provided by the Credit Agreement, the Company entered into a 5-year secured $150.0 million revolving facility with an interest rate of London Interbank Offered Rate (LIBOR) (or, in the case of loans denominated in Australian dollars, BBR) plus 4%, subject to determination on each adjustment date (the “Revolving Credit Facility”). Guarantees and all asset security for the obligations of the Borrowers provided by subsidiary guarantors in the Security Jurisdictions noted above.

On November 29, 2021, the Company amended the Credit Agreement to change the reference rate with respect to loans denominated in (i) euros from LIBOR to EURIBOR and (ii) pounds sterling from LIBOR to SONIA plus an adjustment of 0.0326% per annum.

On December 21, 2021, the Company amended the Credit Agreement to enable the Company to draw from the Revolving Credit Facility in an aggregate principal amount of $190.0 million. This has resulted in an increase in the springing Net First Lien Leverage Ratio covenant to 6.65x compared to 5.8725x previously.

On September 30, 2019, the Company incurred $6.8 million of debt issuance costs in connection with the Revolving Credit Facility. These fees are presented as a direct deduction from the carrying amount of the long-term debt on the Consolidated Balance Sheets. During the three and nine month period ended September 30, 2022, $0.3 million and $1.0 million of debt issuance cost was amortized to interest expense, respectively. During the three and nine month period ended October 1, 2021, $0.3 million and $1.0 million of debt issuance cost was amortized to interest expense, respectively.

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

Other Indebtedness

The Company is also party to letter of credit facilities with an aggregate capacity of $275.0 million. Total letters of credit of $161.7 million were outstanding as of September 30, 2022. The Company also has local facilities available with $57.8 million total letters of credit outstanding as of September 30, 2022. The Company also has surety bonds available with $21.3 million outstanding as of September 30, 2022. The $3.4 million of other debt relates to a small number of local debt facilities across the Company.

Interest Paid

During the three and nine month period ended September 30, 2022, interest paid was $22.8 million and $74.0 million, respectively. During the three and nine month period ended October 1, 2021, interest paid was $29.8 million and $76.6 million, respectively.

13. Accrued Liabilities

Accrued liabilities in the Condensed Consolidated Balance Sheets consisted of the following:

	September 30, 2022	December 31, 2021
Accrued payroll	$60,390	$60,466
Warranty liability	36,976	42,098
Accrued taxes	36,138	28,590
Accrued interest	17,022	8,250
Lease liability	10,745	13,653
Indirect taxes	8,827	10,615
Derivative contract liability	8,564	2,924
Liquidated damages	6,604	9,761
Accrued third-party commissions	4,010	4,232
Deferred consideration payable on acquisitions	2,647	1,079
Accrued audit fees	1,734	1,412
Accrued restructuring liability	1,262	1,049
Legal provisions	1,169	2,064
Other	29,532	29,879

Accrued liabilities	$225,620	$216,072

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

Accrued Restructuring Liability

The Company periodically implements restructuring programs related to acquisitions, divestitures, and other cost reduction programs in order to enhance the profitability through streamlined operations and an improved overall cost structure. During the three and nine month period to September 30, 2022, the Company incurred $1.0 million and $3.3 million, respectively, attributable to severance and other termination benefits and facility closure costs. During the three and nine month period to October 1, 2021, the Company incurred $1.9 million and $4.6 million, respectively, attributable to severance and other termination benefits and facility closure costs. Included within the restructuring cost for the three and nine month periods ended September 30, 2022, the Company did not incur any non-cash impairment charges. For the three and nine month periods ended October 1, 2021, the Company incurred nil and $0.1 million, respectively, of non-cash impairment charges. Restructuring costs are disclosed on the face of the Statement of Operations. A summary of the activity in the Company’s restructuring liability included in accrued liabilities in the Consolidated Balance Sheets is as follows:

Total
Balance at December 31, 2021	$1,049
Restructuring provisions	445
Payments	(419)
Impact of foreign currency translation	(26)

Balance at April 1, 2022	$1,049
Restructuring provisions	1,906
Payments	(1,364)
Impact of foreign currency translation	(8)

Balance at July 1, 2022	$1,583
Restructuring provisions	952
Payments	(1,188)
Impact of foreign currency translation	(85)

Balance at September 30, 2022	$1,262

Warranty Costs

Estimated expenses related to product warranties are accrued as the revenue is recognized on products sold to customers and included in cost of sales in the Condensed Consolidated Statements of Operations. Estimates are established using historical information as to the nature, frequency and average costs of warranty claims.

	Three Months Ended		Nine Months Ended
	September 30, 2022	October 1, 2021	September 30, 2022	October 1, 2021
Warranty liability, beginning of period	$42,383	$45,112	$44,097	$43,417
Accrued warranty expense	2,174	2,463	6,712	7,128
Changes in estimates related to pre-existing warranties	(412)	(54)	(144)	(8)
Cost of warranty service work performed	(1,852)	(2,315)	(6,676)	(7,943)
Acquisitions	—	—	264	1,834
Foreign exchange translation effect	(3,933)	(1,075)	(5,893)	(297)

Warranty liability, end of period	$38,360	$44,131	$38,360	$44,131

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

14. Financial Instruments and Fair Value Measurements

Concentrations of Risk

The Company regularly maintains deposits in banks which may, at times, exceed amounts covered by insurance provided by the federal insurers. The Company mitigates exposure to credit risk by placing cash and cash equivalents with highly-rated financial institutions. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its cash and cash equivalents. No individual customer represents more than 3% of total revenues.

Credit risk related to derivatives arises when amounts receivable from a counterparty exceed those payable. Because the notional amount of the derivative instruments only serves as a basis for calculating amounts receivable or payable, the risk of loss with any counterparty is limited to a fraction of the notional amount. The Company minimizes the credit risk related to derivatives by transacting only with multiple, high-quality counterparties that are major financial institutions with investment grade credit ratings. The Company has not experienced any financial loss as a result of counterparty nonperformance in the past. The majority of the derivative contracts to which the Company is a party, settle monthly or quarterly, or mature within one year. Because of these factors, the Company believes it has minimal credit risk related to derivative contracts as of September 30, 2022.

Restricted Cash

The Company considers cash to be restricted when withdrawal or general use is legally restricted. The Company reports restricted cash as other current assets in the Condensed Consolidated Balance Sheets. Restricted cash at September 30, 2022 and December 31, 2021 was $1.7 million and $3.2 million, respectively.

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

Fair Value Hierarchy

GHBV utilizes fair value measurement guidance prescribed by accounting standards to value its financial instruments. The guidance establishes a fair value hierarchy based on the inputs used to measure fair value. This hierarchy prioritizes the inputs into three broad levels as follows:

Level One: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets.

Level Two: Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in inactive markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level Three: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

The carrying values of certain financial instruments, including Trade receivables and Accounts payable, approximate their fair values due to their short-term maturities. The estimated fair values may not represent actual values of the financial instruments that could be realized as of the balance sheet date or that will be realized in the future.

A summary of the Company’s assets and liabilities that are measured at fair value on a recurring basis for each fair value hierarchy level for the periods presented is as follows:

	September 30, 2022
	Level One	Level Two	Level Three	Total
Assets:
Foreign currency contracts related to sales - not designated as hedges	—	$709	—	$709
Foreign currency contracts related to purchases - not designated as hedges	—	2,685	—	2,685
Foreign currency cash management swaps - not designated as hedges	—	57	—	57
Interest rate swaps - not designated as hedges	—	26,059	—	26,059
Cross currency swaps - not designated as hedges		17,592		17,592

	$—	$47,102	$—	$47,102

Liabilities:
Foreign currency contracts related to sales - not designated as hedges	—	$8,367	—	$8,367
Foreign currency contracts related to purchases - not designated as hedges	—	607	—	607
Foreign currency cash management swaps - not designated as hedges	—	23	—	23

	$—	$8,997	$—	$8,997

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

	December 31, 2021
	Level One	Level Two	Level Three	Total
Assets:
Foreign currency contracts related to sales - not designated as hedges	$—	$2,853	$—	$2,853
Foreign currency contracts related to purchases - not designated as hedges	—	512	—	512
Foreign currency cash management swaps - not designated as hedges	—	141	—	141

	$—	$3,506	$—	$3,506

Liabilities:
Foreign currency contracts related to sales - not designated as hedges	$—	$1,196	$—	$1,196
Foreign currency contracts related to purchases - not designated as hedges	—	1,741	—	1,741
Foreign currency cash management swaps - not designated as hedges	—	8	—	8
Cross currency swaps - not designated as hedges	—	31,047	—	31,047
Interest rate swaps - not designated as hedges	—	6,921	—	6,921

	$—	$40,913	$—	$40,913

There were no transfers in or out of Level One, Two or Three during the three and nine months ended September 30, 2022 and the year ended December 31, 2021.

Derivatives

The Company periodically enters into foreign currency and interest rate swap derivative contracts. As the Company has manufacturing sites throughout the world and sells its products globally, the Company is exposed to movements in the exchange rates of various currencies. As a result, the Company enters into forward contracts to mitigate this exchange rate risk by hedging a portion of foreign currency revenue and foreign currency purchases not denominated in the subsidiaries’ foreign currency. As the Company’s borrowings (see note 12) are denominated in USD cross currency swaps are used to address the exchange rate risk presented by a large proportion of the Company’s profits being generated in non-USD currencies. As the Company’s borrowings include variable interest rates, the Company enters into interest rate swaps to mitigate interest rate risk. There were no changes during the periods presented in the Company’s valuation techniques used to measure asset and liability fair values on a recurring basis. The Company classifies cash flows related to derivative financial instruments as operating activities in its Condensed Consolidated Statements of Cash Flows.

Foreign Currency Contracts

Foreign currency contracts are measured using broker quotations or observable market transactions in either listed or over- the-counter markets. The Company primarily uses foreign currency contracts to mitigate the risk associated with customer forward sale agreements denominated in currencies other than the applicable local currency, and to match costs and expected revenues where production facilities have a different currency than the selling currency.

The Company’s foreign currency forward contracts are subject to master netting arrangements or agreements between the Company and each counterparty for the net settlement of all contracts through a single payment in a single currency in the event of default or termination of any one contract with that certain counterparty. It is the Company’s practice to recognize the gross amounts in the Condensed Consolidated Balance Sheets.

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

As of September 30, 2022, and December 31, 2021, the Company had foreign currency contracts with the following notional values:

	September 30, 2022	December 31, 2021
Foreign currency contracts related to sales - not designated as hedges	$136,756	$147,854
Foreign currency contracts related to purchases - not designated as hedges	73,904	85,923
Foreign currency cash management swaps - not designated as hedges	37,294	49,596
Cross currency swaps - not designated as hedges	490,000	490,000

Total foreign currency derivatives	$737,954	$773,373

Interest Rate Swaps

The Company uses interest rate swaps to hedge the variability in cash flows due to changes in benchmark interest rates relating to the term loan (see note 12). Such swaps allow us to effectively convert fixed-rate payments into floating-rate payments based on LIBOR. These transactions are not designated as hedges.

The Company’s interest rate swap and cross currency swap contracts are subject to master netting arrangements or agreements between the Company and each counterparty for the net settlement of all contracts through a single payment in a single currency in the event of default or termination of any one contract with that certain counterparty. It is the Company’s practice to recognize the net amounts in the Condensed Consolidated Balance Sheets within non-current derivative liabilities. The gross balances are presented within this footnote.

As of September 30, 2022, and December 31, 2021, the Company had interest rate swaps with the following notional values:

	September 30, 2022	December 31, 2021
Interest rate swaps - not designated as hedges	$490,000	$490,000

Total other derivatives	$490,000	$490,000

The company recognized the following in its Condensed Consolidated Financial Statements related to its derivative instruments:

	Three months ended
	September 30, 2022		October 1, 2021
		Gain		Gain
		on derivative		on derivative
	SG&A	contracts	SG&A	contracts
(Loss) gain on contracts not designated as hedges:
Foreign exchange contracts	$(4,142)	$2,266	$196	$—
Cross currency swaps	—	27,164	—	5,008
Interest rate swaps	—	11,027	—	(821)

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

	Nine months ended
	September 30, 2022		October 1, 2021
		Gain		Gain
		on derivative		on derivative
	SG&A	contracts	SG&A	contracts
(Loss) gain on contracts not designated as hedges:
Foreign exchange contracts	$(9,126)	$2,266	$665	$—
Cross currency swaps	—	46,124	—	11,090
Interest rate swaps	—	33,908	—	3,757

The Company’s derivative instruments were classified in the Company’s Condensed Consolidated Balance Sheet as follows:

	September 30, 2022	December 31, 2021
Derivative assets:
Other current assets	$3,078	$3,182
Non-current derivative asset	43,708	—
Other assets	316	336
Derivative liabilities:
Accrued liabilities	8,564	2,924
Non-current derivative liability	—	37,976
Other liabilities	433	25

15. Related Parties

Management Services Agreement with KPS Management IV, LLC

GHBV is owned and controlled by KPS Capital Partners (KPS), a private equity firm. On September 30, 2019, the Company entered into a Management Services Agreement with KPS Management IV, L.L.C. (KPS), pursuant to which KPS provide business and organizational strategy and financial and advisory services. Under the Management Services Agreement, the Company pay an annual monitoring fee consisting of an aggregate amount of $4.0 million payable in quarterly instalments, reimburse KPS an allocable share of out of pocket expenses incurred in connection with activities under the Management Services Agreement and pay a service fee upon acquisition of any business or entity in an amount determined by the KPS Board.

During the three months ended September 30, 2022, the Company incurred $1.0 million of monitoring fees and $0.1 million of out of pocket expenses. During the three months ended October 1, 2021, the Company incurred $1.0 million of monitoring fees. During the nine months ended September 30, 2022, the Company incurred $3.0 million of monitoring fees and $0.5 million of out of pocket expenses. During the nine months ended October 1, 2021, the Company incurred $3.0 million of monitoring fees, $3.0 million of acquisition related transaction fees and $0.1 million of out of pocket expenses.

The initial term of the Management Services Agreement is ten years. Upon the expiration of the initial term, the Agreement is automatically renewable for consecutive one-year terms unless the Company or KPS provides written notice of termination.

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

16. Segmental Reporting

The Company determines its reportable segments based on how operations are managed internally, including how the results are reviewed by the chief operating decision maker, which includes determining resource allocation methodologies used for operating segments. Gross profit is the primary measure of performance that is reviewed by the chief operating decision maker in assessing each operating segment’s financial performance. Gross profit represents total net sales less cost of sales.

The Company has two reportable business segments: the Global Product Group (“GPG”) and Regional Sales.

The Global Product Group sells a more specialized product range and serves as an engineering, procurement and operations center of excellence for the individual regional operating segments.

The individual regional operating segments are aggregated to comprise the Regional Sales reportable segment. The individual regional operating segments are all customer focused, have comparable organizational structures, sell the same product ranges into the same vertical markets and all utilize the expertise and support of the Global Product Group across engineering, procurement and operations. Financial performance measured by gross margins is comparable. Future prospects are dependent on growth drivers in our vertical markets, which are typically directionally comparable across individual regional operating segments.

Results of the reportable segments are presented based on its management and internal accounting structure. The structure is specific to the Company; therefore, the financial results of the Company’s reportable segments are not necessarily comparable with similar information for other comparable companies. The identifiable assets by reportable segment are those used in each reportable segment’s operations.

The following financial information represents amounts included within the Condensed Consolidated Statement of Operations shown by reportable segment:

	Three Months Ended September 30, 2022
	GPG	Regional Sales	Central	Eliminations	Total
Revenues:
Total	$80,366	$381,696	$—	$(28,107)	$433,955
Intersegment	25,323	2,784	—	(28,107)	—
External	55,043	378,912	—	—	433,955
Gross profit	23,993	112,154	—	—	136,147

	Nine Months Ended September 30, 2022
	GPG	Regional Sales	Central	Eliminations	Total
Revenues:
Total	$240,022	$1,141,776	$—	$(86,479)	$1,295,319
Intersegment	79,623	6,856	—	(86,479)	—
External	160,399	1,134,920	—	—	1,295,319
Gross profit	68,715	337,489	—	(1,374)	404,830

GRANITE HOLDINGS II B.V.

NOTES TO CONDENSED CONSOLIDATED INTERIM FINANCIAL STATEMENTS

In thousands of US Dollars ($)

(Unaudited)

	Three Months Ended October 1, 2021
	GPG	Regional Sales	Central	Eliminations	Total
Revenues:
Total	$75,300	$349,758	$—	$(32,470)	$392,588
Intersegment	31,853	617	—	(32,470)	—
External	43,447	349,141	—	—	392,588
Gross profit	24,475	98,443	—	1,000	123,918

	Nine Months Ended October 1, 2021
	GPG	Regional Sales	Central	Eliminations	Total
Revenues:
Total	$235,613	$984,567	$—	$(112,667)	$1,107,513
Intersegment	108,756	3,911	—	(112,667)	—
External	126,857	980,656	—	—	1,107,513
Gross profit	72,007	276,614	—	1,000	349,621

17. Subsequent Events

Subsequent events have been evaluated through to the date of approval of these financial statements.

On November 8, 2022, the Company entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Chart Industries, Inc. (the “Buyer”). Pursuant to the Purchase Agreement, the Buyer will acquire (the “Transaction”), all of the equity interests of the Company, which constitutes the business of Howden. The base purchase price for this transaction is $4.4 billion, consisting of cash repayment of the Company’s existing debt, and Buyer preferred shares. The base purchase price is, subject to customary purchase price adjustments for cash, indebtedness, transaction expenses and working capital.

In connection the Transaction and in accordance with the Purchase Agreement, the Company will repay and terminate its Credit Agreement. In addition, pursuant to the Purchase Agreement, the Company will redeem, satisfy and discharge the principal amount, premium, if any, and accrued and unpaid interest, if any, if its Senior Notes.

The closing of the Transaction is expected to conclude during the first half of 2023 and is subject to customary, regulatory and Buyer stockholder approvals, and the satisfaction of closing conditions under the Purchase agreement.

Subsequent events have been evaluated through to the date of approval of these financial statements and no significant subsequent events, beyond the above, have been noted.